UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, the Board of Directors (the “Board”) of Recursion Pharmaceuticals, Inc. (the “Company”), upon the recommendation from its Nominating and Corporate Governance Committee, increased the number of members of the Board from 8 to 9 and elected Najat Khan, Ph.D., as a Class II Director of the Board, effective April 16, 2024, her initial term to extend until the 2026 Annual Meeting of Stockholders. Dr. Khan has not yet been appointed to any committee of the Board.

On April 16, 2024, the Company announced that Dr. Khan will be its Chief Research and Development Officer and Chief Commercial Officer, effective upon commencement of her employment with the Company. In connection with her appointment as Chief R&D Officer and Chief Commercial Officer, she will receive a base salary of $570,000 per year, participate in the Company’s Annual Incentive Plan with a target bonus of 50% of her base salary, and will be eligible to participate in the Company’s Executive Change in Control and Severance Plan and be eligible to enter into the Company’s standard form of Indemnification Agreement. She is also expected to receive, subject to Board or Committee approval, an initial equity grant in 2024, which will have an aggregate value of $8,000,000 and consist of restricted stock units with a value of $4,000,000, and stock options with a value of $4,000,000, each award vesting over four years. Dr. Khan will also receive a one-time sign-on bonus of $500,000, payable 60 days following her start date and subject to her continued employment through such date and subject to an obligation to repay or return all or part of such sign-on payments in certain circumstances, including certain separations from service. All equity grants will be made under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and subject to the terms of the 2021 Plan.

Dr. Khan will not receive additional compensation for her role as a director. Other than Dr. Khan’s employment offer from the Company referencing her Board appointment, there is no arrangement or understanding between Dr. Khan and any other person pursuant to which Dr. Khan was appointed as a director. There are no transactions in which Dr. Khan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Dr. Khan’s employment agreements is not complete and is qualified in its entirety by reference to the full text of such agreements. The Company intends to file such agreements as exhibits to the periodic report covering the period during which the agreements were executed.

Item 7.01. Regulation FD Disclosure.
Also on April 16, 2024, the Company issued a press release announcing the election of Dr. Khan to the Board and her appointment as Chief R&D Officer and Chief Commercial Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of Recursion Pharmaceuticals, Inc. dated April 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 16, 2024.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer